PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of April 19, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by FERRO CORPORATION, an Ohio corporation (the “Borrower”), and each of its Domestic Subsidiaries (terms used in the preamble and the recitals have the definitions set forth in or incorporated by reference in Article I) from time to time a party to this Security Agreement (each of the Borrower and the Domestic Subsidiaries, individually, a “Grantor” and, collectively, the “Grantors”), in favor of J. P. Morgan Trust Company, National Association, as Trustee (the “Trustee”) for the benefit of the Trustee and the Holders under the Indentures (collectively, the “Secured Parties”).

W I T N E S S E T H
:

WHEREAS, the Borrower and the Trustee are parties to (i) that certain Indenture dated as of May 1, 1993 between the Borrower and the Trustee (successor-in-interest to Society National Bank), as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, and (b) that certain Indenture dated as of March 25, 1998, between the Borrower and the Trustee (successor-in-interest to Chase Manhattan Trust Company, National Association), as the same may be amended, supplemented, amended and restated or otherwise modified from time to time (each an “Indenture” and, collectively, the “Indentures”);

WHEREAS, Section 1008 of each Indenture requires the Borrower, in connection with its incurrence of certain Debt secured by a mortgage, pledge, lien, security interest, conditional sale, title retention agreement or other similar encumbrance on any Principal Domestic Manufacturing Property of the Borrower or any Domestic Subsidiary, or any shares of stock or Debt of any Domestic Subsidiary, to grant equal and ratable liens upon and security interests in certain assets to the Trustee to secure the Outstanding Securities;

WHEREAS, pursuant to Section 8.14 of that certain Credit Agreement, dated as of August 31, 2001 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the various financial institutions and other Persons from time to time party thereto (the “Lenders”), the Borrower is simultaneously herewith granting security interests in the Collateral in favor of the Lenders;

WHEREAS, the Borrower and the Trustee are entering into this Security Agreement pursuant to Section 1008 of each Indenture for the purpose of granting the Trustee equal and ratable security interests in the Collateral set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Trustee and hereby covenants and agrees with the Trustee, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the Credit Agreement.

“Borrower” is defined in the preamble.

“Capital Stock” is defined in the Credit Agreement.

“Collateral” is defined in Section 2.1.

“Collateral Sharing Agreement” means the Collateral Sharing Agreement, dated as of April 19, 2006, (as amended, supplemented, amended and restated or otherwise modified from time to time), among the Borrower, the other Grantors party thereto, the Trustee, and the administrative agent under the Credit Agreement.

“Control Agreement” means an authenticated record in form and substance satisfactory to the Trustee that provides for the Trustee to have “control” (as defined in the UCC) over certain Collateral.

“Credit Agreement” is defined in the third recital.

“Credit Document” is defined in the Credit Agreement.

“Credit Agreement Lien” means any Lien in favor of National City Bank, as Administrative Agent pursuant to the Credit Agreement (and any successor administrative agent(s)), for the benefit of each Secured Party (under and as defined in the Credit Agreement) under the Credit Agreement.

“Disposition” shall have the meaning provided in the Credit Agreement.

“Distributions” means all dividends paid on Capital Stock pledged hereunder, liquidating dividends paid on Capital Stock pledged hereunder, shares (or other designations) of Capital Stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Stock constituting Collateral.

“Domestic Subsidiaries” shall have the meaning provided in the Indentures.

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” and “Grantors” are defined in the preamble.

“Indenture” and “Indentures” are defined in the first recital.

“Organic Document” means, relative to any Grantor, as applicable, its certificate or articles of incorporation, articles and memorandum of association, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Grantor’s Capital Stock pledged hereunder.

“Permitted Liens” shall have the meaning provided in the Credit Agreement, but shall not include any Credit Agreement Lien.

“Secured Obligations” shall mean and include:

(i) the principal of (and premium, if any) and interest (including default interest, if any) on any Outstanding Securities, and

(ii) all other obligations and liabilities owing by the Borrower under the Indentures (including, without limitation, indemnities, fees and other amounts payable thereunder, including, without limitation, the obligation of the Borrower to reimburse the Trustee for reasonable compensation, expenses, disbursements and advances as described in Section 607 of each Indenture), whether primary, secondary, direct, contingent, fixed or otherwise, in all cases whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under section 362(a) of the Bankruptcy Code.

“Secured Parties” is defined in the preamble.

“Securities Act” is defined in clause (a) of Section 6.2.

“Security Agreement” is defined in the preamble.

“Specified Default” means the occurrence and continuance of an Event of Default under Section 501 of each Indenture.

“Termination Date” means the earlier of the date on which (i) the secured Debt (including any secured Debt incurred to refinance such secured Debt) which caused the Grantors to secure the Secured Obligations either (a) has been indefeasibly paid in full or (b) is no longer secured by any lien upon, security interest in or other encumbrance upon any assets of the Grantors, or (ii) all Secured Obligations have been indefeasibly paid in full; provided that if at any time secured Debt is incurred to refinance existing secured Debt, the Termination Date shall not occur as a result of the payment or other satisfaction of the existing secured Debt.

“UCC” means the Uniform Commercial Code as at the time in effect in any applicable jurisdiction.

SECTION 1.2 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Indentures.

SECTION 1.3 UCC Definitions. When used herein the terms Account, Certificated Securities, Chattel Paper, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. Letters of Credit has the meaning provided in Section 5-102 of the UCC.

ARTICLE II

SECURITY INTEREST

SECTION 2.1 Grant of Security Interest. Each Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a continuing security interest, and a right to set-off against, any and all right, title and interest of such Grantor’s in and to the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Deposit Accounts;

(d) Documents;

(e) General Intangibles;

(f) Goods;

(g) Instruments;

(h) Investment Property;

(i) Letter-of-Credit Rights and Letters of Credit (other than such as is collateral for or issued subject to or in connection with the Borrower’s existing accounts receivable securitization program);

(j) Supporting Obligations;

(k) all books, records, writings, databases, computer programs, tapes, disks, related data processing software (owned by such Grantor or in which it has an assignable interest), information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section or are otherwise helpful in the collection or realization thereupon;

(l) all Proceeds of the foregoing and, to the extent not otherwise included, (A) all payments under insurance (whether or not the Trustee is the loss payee thereof) and (B) all tort claims; and

(m) all other property and rights of every kind and description and interests therein.

Notwithstanding the foregoing, (i) the term “Collateral” shall not include any property or asset in which a Lien has not been granted to the Administrative Agent under the Credit Agreement and (ii) the grant of a continuing security interest herein by each Grantor to the Trustee described in this Section is limited to the foregoing assets set forth in clauses (a) through and including (m) to the extent such assets constitute all or any portion of any Principal Domestic Manufacturing Property of the Borrower or any Domestic Subsidiary, any shares of stock or Debt of any Domestic Subsidiary and any Proceeds of the foregoing.

SECTION 2.2 Security for Secured Obligations. This Security Agreement, and the Collateral in which the Trustee is granted a security interest hereunder by the Grantors, shall secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations.

SECTION 2.3 Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b) the exercise by the Trustee of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) the Trustee will not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will the Trustee be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4 Intentionally omitted.

SECTION 2.5 Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Trustee and the security interests granted to the Trustee hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of either of the Indentures;

(b) the failure of the Trustee (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person (including any other Grantor) under the provisions of either of the Indentures or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Secured Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations;

(d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of either of the Indentures;

(f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder) of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Trustee securing any of the Secured Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.

SECTION 2.6 Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under either of the Indentures or any Credit Document to which it is a party. No Grantor shall seek or be entitled to seek any contribution or reimbursement from Borrower, in respect of any payment made under either of the Indentures or otherwise, until following the Termination Date. Any amount paid to such Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Trustee and shall immediately be paid and turned over to the Trustee in the exact form received by such Grantor (duly endorsed in favor of the Trustee, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 6.1. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to the Trustee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantors represent and warrant to the Trustee as set forth below.
SECTION 3.1	As to Capital Stock of the Subsidiaries, Investment Property.

(a) With respect to any Domestic Subsidiary of any Grantor that is

(i) a corporation, business trust, joint stock company or similar Person, all Capital Stock pledged hereunder issued by such Subsidiary is duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate; and

(ii) a partnership or limited liability company, no Capital Stock pledged hereunder issued by such Subsidiary (A) is dealt in or traded on securities exchanges or in securities markets, (B) expressly provides that such Capital Stock is a security governed by Article 8 of the UCC or (C) is held in a Securities Account, except, with respect to this clause (a)(ii), Capital Stock pledged hereunder (x) for which the Trustee is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Trustee to comply with any instructions of the Trustee without the consent of such Grantor.

(b) Each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Trustee (or the Administrative Agent pursuant to the Collateral Sharing Agreement), together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Trustee.

(c) With respect to Uncertificated Securities constituting Collateral owned by any Grantor, such Grantor has caused the issuer thereof either to (i) register the Trustee as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Trustee that such issuer will comply with instructions with respect to such security originated by the Trustee without further consent of such Grantor (any Grantor that is an Issuer hereby acknowledges and agrees that this Security Agreement constitutes an agreement in an authenticated record to so comply with such instructions).

(d) The percentage of the issued and outstanding Capital Stock of each Subsidiary pledged by each Grantor hereunder is as set forth on Schedule I.

SECTION 3.2 Grantor Name, Location, etc.

(a) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.

(b) Each location a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in Equipment, Inventory and General Intangibles owned by such Grantor is set forth in Item B of Schedule II.

(c) The Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.

(d) During the four months preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.

(e) Each Grantor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.

(f) The name set forth on the signature page attached hereto is the true and correct legal name of each Grantor.

SECTION 3.3 Ownership, No Liens, etc. Each Grantor owns its Collateral free and clear of any Lien, except for any security interest (a) created by this Security Agreement and (b) that is a Permitted Lien or Credit Agreement Lien. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Trustee relating to this Security Agreement, Permitted Liens or Credit Agreement Liens.

SECTION 3.4 Validity, etc.

(a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations.

(b) Each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in

Item A of Schedule II (collectively, the “Filing Statements”) (or has authenticated and delivered to the Trustee the Filing Statements suitable for filing in such offices) and has taken all other:

(i) actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; and

(ii) actions necessary to perfect the Trustee’s security interest with respect to any Collateral evidenced by a certificate of ownership.

(c) Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements in favor of the Trustee to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens, except for Credit Agreement Liens (which shall at all times remain pari passu to the security interests granted to the Trustee hereunder) and Permitted Liens.

SECTION 3.5 Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either

(a) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b) for the perfection or maintenance of the security interests hereunder including the first priority (with respect to Common Collateral (as defined in the Collateral Sharing Agreement) on a pari passu basis with the Credit Agreement Liens, and subject to Permitted Liens) nature of such security interest (except with respect to the Filing Statements) or the exercise by the Trustee of its rights and remedies hereunder; or

(c) for the exercise by the Trustee of the voting or other rights provided for in this Security Agreement, or, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

SECTION 3.6 Best Interests. It is in the best interests of each Grantor (other than the Borrower) to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits, and each Grantor agrees that the Trustee is relying on this representation.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1 As to Investment Property, etc.

SECTION 4.1.1 Capital Stock of Subsidiaries. No Grantor will allow any of its Subsidiaries, the Capital Stock of which is pledged hereunder:

(a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(b) that is a partnership or limited liability company, to (i) issue Capital Stock that are to be dealt in or traded on securities exchanges or in securities markets,

(ii) expressly provide in its Organic Documents that its Capital Stock are securities governed by Article 8 of the UCC, or (iii) place such Subsidiary’s Capital Stock in a Securities Account; and

(c) to issue Capital Stock in addition to or in substitution for the Capital Stock pledged hereunder, except to such Grantor (and such Capital Stock is immediately pledged and delivered to the Trustee pursuant to the terms of this Security Agreement).

SECTION 4.1.2 Investment Property (other than Certificated Securities).

(a) With respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor will use commercially reasonable efforts to cause the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Trustee’s instructions with respect to such Investment Property without further consent by such Grantor.

(b) With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property owned or held by any Grantor, such Grantor will use commercially reasonable efforts to cause the issuer of such securities to either (i) register the Trustee as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Trustee’s instructions with respect to such Uncertificated Securities without further consent by such Grantor.

SECTION 4.1.3 Certificated Securities (Stock Powers). Each Grantor agrees that all Certificated Securities, including any Capital Stock delivered by such Grantor pursuant to this Security Agreement, will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Trustee.

SECTION 4.1.4 Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement and the Indentures) deliver to the Trustee and at all times keep pledged to the Trustee pursuant hereto, on a first-priority, perfected basis all Investment Property, all Dividends and Distributions with respect thereto, all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, and all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Trustee possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the date hereof.

SECTION 4.1.5 Voting Rights; Dividends, etc. Each Grantor agrees:

(a) promptly upon receipt of notice of the occurrence and continuance of a Specified Default from the Trustee and without any request therefor by the Trustee, so long as such Specified Default shall continue, to deliver (properly endorsed where required hereby or requested by the Trustee) to the Trustee all Dividends and Distributions with respect to Investment Property, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Trustee as additional Collateral; and

(b) with respect to Collateral consisting of general partner interests or limited liability company interests, to promptly modify its Organic Documents to admit the Trustee as a general partner or member, as applicable, immediately upon the occurrence and continuance of a Specified Default and so long as the Trustee has notified such Grantor of the Trustee’s intention to exercise its voting power under this clause,

(i) that the Trustee may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral and such Grantor hereby grants the Trustee an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and

(ii) to promptly deliver to the Trustee such additional proxies and other documents as may be necessary to allow the Trustee to exercise such voting power.

All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Trustee, shall, until delivery to the Trustee, be held by such Grantor separate and apart from its other property in trust for the Trustee. The Trustee agrees that unless a Specified Default shall have occurred and be continuing and the Trustee shall have given the notice referred to in clause (b), such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Trustee will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of either of the Indentures.

SECTION 4.2 Change of Name, etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days’ prior written notice to the Trustee.

SECTION 4.3 As to Grantors’ Use of Collateral.

(a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Trustee may request following the occurrence of a Specified Default or, in the absence of such request, as such Grantor may deem reasonably advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b) At any time following the occurrence and during the continuance of a Specified Default, whether before or after the maturity of any of the Secured Obligations, the Trustee may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Trustee of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon request of the Trustee following the occurrence and during the continuance of a Specified Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Trustee of any amounts due or to become due thereunder.

(d) At any time following the occurrence and during the continuation of a Specified Default, the Trustee may endorse, in the name of such Grantor, any item, howsoever received by the Trustee, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.4 Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Trustee may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will

(a) from time to time upon the request of the Trustee, promptly deliver to the Trustee such stock powers, instruments and similar documents, satisfactory in form and substance to the Trustee, with respect to such Collateral as the Trustee may request and will, from time to time upon the request of the Trustee, after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Trustee; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Trustee hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Trustee;

(b) file (and hereby authorizes the Trustee to file) such Filing Statements, continuation statements or correction statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Trustee may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Trustee hereby;

(c) deliver to the Trustee and at all times keep pledged to the Trustee pursuant hereto, on a first-priority, perfected basis, at the request of the Trustee, all Investment Property constituting Collateral, all Distributions with respect thereto, and all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;

(d) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.3;

(e) not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper acceptable to the Trustee indicating that the Trustee has a security interest in such Chattel Paper;

(f) furnish to the Trustee statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may from time to time request, all in reasonable detail; and

(g) do all things requested by the Trustee in accordance with this Security Agreement in order to enable the Trustee to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Trustee to file one or more financing statements, continuation statements or correction statements, and amendments thereto, relative to all or any part of the Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Each Grantor hereby authorizes the Trustee to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets, subject to the limitations described in that certain Pledge and Security Agreement dated April 19, 2006” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V

THE TRUSTEE

SECTION 5.1 Trustee Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Trustee its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Trustee’s discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Trustee may deem necessary or reasonably advisable to accomplish the purposes of this Security Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral; and

(d) to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2 Trustee May Perform. If any Grantor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by such Grantor pursuant to the terms of the Indentures.

SECTION 5.3 Trustee Has No Duty. The powers conferred on the Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or responsibility for

(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Trustee has or is deemed to have knowledge of such matters, or

(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4 Reasonable Care. The Trustee is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Trustee to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1 Certain Remedies. If any Specified Default shall have occurred and be continuing:

(a) The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) take possession of any Collateral not already in its possession without demand and without legal process;

(ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties,

(iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;

(iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash Proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Trustee against all or any part of the Secured Obligations in accordance with the terms of the Indentures.

(c) The Trustee may

(i) transfer all or any part of the Collateral into the name of the Trustee or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii) notify the parties obligated on any of the Collateral to make payment to the Trustee of any amount due or to become due thereunder,

(iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral,

(v) take control of any Proceeds of the Collateral, and

(vi) execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2 Securities Laws. If the Trustee shall determine to exercise its right to sell all or any of the Collateral that are Capital Stock pursuant to Section 6.1, each Grantor agrees that, upon request of the Trustee, each Grantor will, at its own expense:

(a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use commercially reasonable efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, reasonably advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Trustee, are necessary or reasonably advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, or use its commercially reasonable efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Trustee;

(b) if necessary in order to effectuate such a registration or exemption, cause (or, with respect to any issuer that is not a Subsidiary of such Grantor, use its commercially reasonable efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(c) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Trustee by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Trustee) of such Collateral on the date the Trustee shall demand compliance with this Section.

SECTION 6.3 Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever a Specified Default shall have occurred and be continuing, the Trustee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of any right(s) of any third Person or applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any third Person or any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Trustee be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4 Protection of Collateral. The Trustee may from time to time, at its option, perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Default) and the Trustee may from time to time, but shall not be obligated to, take any other action which the Trustee deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 [Intentionally Omitted].

SECTION 7.2 Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Trustee and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Indentures, the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of the Trustee.

SECTION 7.3 Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4 Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified below or at such other address or facsimile number as may be designated by such party in a notice to the other party.

If to the Trustee:	J.P. Morgan Trust Company, National Association
One Oxford Centre
301 Grant Street, Suite 1100
Pittsburgh, PA 15219
Facsimile: (412) 291-2070
Attention: Ms. Bridget M. Schessler
With copies to:	Schottenstein, Zox & Dunn Co., L.P.A.
P.O. Box 165020
Columbus, Ohio 43216-5020
Facsimile: 614-462-5135
Attn: Victoria E. Powers, Esq. and Eric M. Stoller, Esq.
If to the Borrower:	Ferro Corporation
1000 Lakeside Avenue
Cleveland, Ohio 44114
Attn: General Counsel
Fax: 216-875-7275
With copies to:	Baker & Hostetler LLP
1900 E. 9th St.
Suite 3200
Cleveland, Ohio 44114
Facsimile: 216-696-0740
Attn: M.H. (Bart) Sauer III, Esq.

Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 7.5 Release of Liens. Upon (a) the Disposition of Collateral in accordance with the Indentures or the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Trustee will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Trustee hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 7.6 Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 7.7 No Waiver; Remedies. In addition to, and not in limitation of Section 2.5, no failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.8 Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.10 Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO. This Security Agreement, the Indentures and the Collateral Sharing Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.11 Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.12 Collateral Sharing Agreement. Reference is hereby made to the Collateral Sharing Agreement. Anything in this Security Agreement, the Indentures or the Credit Agreement to the contrary notwithstanding, the terms and conditions of the Collateral Sharing Agreement shall govern the relative rights and obligations of the Trustee and the Administrative Agent, each Lender and each Letter of Credit Issuer (together with their respective successors and assigns) under the Credit Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

FERRO CORPORATION

By:

Name: Thomas M. Gannon
Title: Chief Financial Officer

FERRO ELECTRONIC MATERIALS INC.

By:

Name: Rhonda S. Ferguson
Title: Assistant Secretary

FERRO PFANSTIEHL LABORATORIES, INC.

By:

Name: Rhonda S. Ferguson
Title: Assistant Secretary

FERRO COLOR & GLASS CORPORATION

By:

Name: Rhonda S. Ferguson
Title: Secretary

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee,

By:

Name:
Title:

SCHEDULE I

to Security Agreement

Name of Grantor: Ferro
Corporation
			Common Stock
			Authorized	Outstanding
Issuer (corporate)	Cert. #	# of Shares	Shares	Shares	% of Shares Pledged
Ferro Electronic Materials Inc.	3	100	100	100	100%
Ferro Pfanstiehl Laboratories, Inc. (class A)	A4, A5	4800, 100	20,000	4900	100%
Ferro Pfanstiehl Laboratories, Inc. (class B)	B13	38,400	180,000	38,400	100%
Ferro Color & Glass Corporation	7	10	100	10	100%

                                                               Limited Liability Company Interests

                 Issuer (limited                 % of Limited Liability            Type of Limited Liability
                 liability company)              Company Interests                 Company Interests Pledged
                                                 Pledged

     None.

Partnership Interests
Issuer (partnership)	% of Partnership	% of Partnership
	Interests Owned	Interests Pledged
None.

SCHEDULE II

to Security Agreement

Item A.	Location of each Grantor.

Name of Grantor:	Location for purposes of UCC:

Ferro Corporation	Ohio.

Ferro Electronic Materials Inc.	Delaware.

Ferro Pfanstiehl Laboratories, Inc.	Delaware.

Ferro Color & Glass Corporation	Pennsylvania.

Item B.	Filing locations last five years.

Name of Grantor:	Filing locations last five years:

Ferro Corporation	Ohio, New Jersey, Louisiana, Texas, Indiana.

Ferro Electronic Materials Inc.	Ohio, New York, New Jersey, California.

Ferro Pfanstiehl Laboratories, Inc.	Ohio, Illinois.

Ferro Color & Glass Corporation	Ohio, Pennsylvania, Georgia.

Item C.	Trade names.

Name of Grantor:	Trade Names:

Ferro Corporation	Ferro Corporation

Ferro Electronic Materials Inc.	Ferro Electronic Materials Inc.

Ferro Pfanstiehl Laboratories, Inc.	Ferro Pfanstiehl Laboratories, Inc.

Ferro Color & Glass Corporation	None.

Item D.	Merger or other corporate reorganization.

Name of Grantor:	Merger or other corporate reorganization:

Ferro Corporation	None.

Ferro Electronic Materials Inc.	None.

Ferro Pfanstiehl Laboratories, Inc.	None.

Ferro Color & Glass Corporation	None.

Item E.	Taxpayer ID numbers.

Name of Grantor:	Taxpayer ID numbers:

Ferro Corporation	34-0217820

Ferro Electronic Materials, Inc.	22-2269844

Ferro Pfanstiehl Laboratories, Inc.	36-2269966

Ferro Color & Glass Corporation	25-1703763

101282342.1, Trustee security agreement schedule

ANNEX I

to Security Agreement

SUPPLEMENT TO
PLEDGE AND SECURITY AGREEMENT

This SUPPLEMENT, dated as of      ,      (this “Supplement”), is to the Pledge and Security Agreement, dated as of April 19, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee (the “Trustee”) for the benefit of the Trustee and the Holders under the Indentures (collectively, the “Secured Parties”).

W I T N E S S E T H
:

WHEREAS, this Agreement is made pursuant to Section 1008 of (a) that certain Indenture dated as of May 1, 1993, between the Ferro Corporation (the “Borrower”) and the Trustee (successor-in-interest to Society National Bank), as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, and (b) that certain Indenture dated as of March 25, 1998, between the Borrower and the Trustee (successor-in-interest to Chase Manhattan Trust Company, National Association), as the same may be amended, supplemented, amended and restated or otherwise modified from time to time (each an “Indenture” and, collectively, the “Indentures”).

WHEREAS, pursuant to the provisions of Section 7.6 of the Security Agreement, each of the undersigned is becoming a Grantor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of the Trustee, on behalf of the Secured Parties, as follows.

SECTION 1. Party to Security Agreement, etc. In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.

SECTION 2. Representations. Each of the undersigned Grantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

SECTION 3. Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

SECTION 5. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO. This Supplement, the Security Agreement, the Collateral Sharing Agreement and the Indentures constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:

Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:

Name:
Title:

J. P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee,

By:

Name:

Title:

[COPY SCHEDULES FROM SECURITY AGREEMENT]

101266229, Ferro — Trustee Pledge and Sec Agmt — 04-11-06